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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

King Holding Corp.:

     We consent to the use in this Registration Statement of the A.H. Belo Corporation on Form S-4 of our report dated February 10, 1995 relating to the consolidated financial statements of King Holding Corp. as of December 31, 1994 and for each of the two years in the period ended December 31, 1994, appearing in the Joint Proxy/Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Joint Proxy/Prospectus.

Deloitte & Touche LLP
Boston, Massachusetts
January 6, 1997

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